EXHIBIT 99.1
News Release
Exxon Mobil Corporation
ExxonMobil Media Relations:	5959 Las Colinas Boulevard
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FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 2, 2021

Tan Sri Wan Zulkiflee Wan Ariffin Joins ExxonMobil Board of Directors

IRVING, Texas – Exxon Mobil Corporation said today that Tan Sri Wan Zulkiflee Wan Ariffin has joined its board of directors. Wan Zulkiflee served from 2015 to 2020 as president and group chief executive officer of Petronas, the national oil and gas company of Malaysia.

In his role as president and CEO at Petronas, Wan Zulkiflee led strategic growth and efficiency initiatives, and the company’s entry into specialty chemicals. During his tenure, Petronas reported multiple years of strong results and furthered the company’s investments in lower-emission technologies.

Wan Zulkiflee is currently non-executive chairman of the boards of Malaysia Airlines Berhad and DRB-HICOM Berhad, and he is involved in a number of initiatives dedicated to education and public sector leadership.

“We welcome Tan Sri Wan Zulkiflee to our board,” said Darren Woods, chairman and chief executive officer. “His global industry expertise coupled with his insights related to the energy transition will complement our highly experienced board.”

With the election of Wan Zulkiflee, the ExxonMobil board will increase to 11 directors, 10 of whom are independent directors. In recent years the company has pursued additional board expertise in the areas of climate science, asset and risk management, and relevant industry experience. Five independent directors have been appointed since 2016. The average director tenure for the ExxonMobil Board is under six years, compared to an average of eight years for companies in the S&P 500.

ExxonMobil said that it continues discussions with other director candidates with a range of skills sets for potential addition to its board, as part of its ongoing refreshment process. The board expects to take further action in the near term.

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Important Additional Information Regarding Proxy Solicitation
Exxon Mobil Corporation (“ExxonMobil”) intends to file a proxy statement and associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in ExxonMobil’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020, ExxonMobil’s proxy statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April 9, 2020 and ExxonMobil’s Form 8-K filed with the SEC on December 1, 2020. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the 2020 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.
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